January 5, 2018 Dear Fellow Stockholder, Happy New Year! As we have communicated to you over the last year, InvenTrust Properties (“InvenTrust” or “IVT”) achieved a number of milestones in 2017, including making significant progress on our portfolio transformation strategy, maintaining our strong balance sheet by reducing our debt, and adding a new Board member in December to enhance our knowledge of retail and consumer data analytics. We also relocated our corporate headquarters, which has created a more productive, interactive working environment and reduced our overhead by decreasing our rent. Following a productive 2017, IVT heads into the New Year with a simple and focused strategy to advance our long-term plan for continued growth and success. First, IVT will continue to manage our properties utilizing best-in-class strategies and sustainability practices. Our goal is to make our centers, places consumers want to go and where retailers need to be located. Next, IVT will continue to execute on our investment strategy of deploying capital in high job and population growth markets in the Sun Belt region, including Austin, Southern California and Atlanta, while opportunistically divesting properties with less favorable growth characteristics. Finally, IVT will continue to monitor the retail industry and the headwinds it is currently experiencing. While our long-term outlook on our open-air centers focused in Sun Belt markets remains positive, the retail environment has experienced negative media attention, especially in the Mall space, with significant store closings and long-time retailers filing bankruptcy. As the senior management team and the Board of Directors continue to evaluate, various liquidity options for our stockholders, an improvement in the market dynamics will be an important catalyst in the timing of any liquidity event. Come Meet Senior Management In the past, the InvenTrust management team has conducted stockholder meetings in different cities across the country to discuss the direction of the company and our accomplishments. In 2018, we will increase these efforts. Currently, we have two meetings scheduled in January. The first is in Orlando on January 10th and the second is in Dallas on January 31st. If you would like to attend one of these meetings, please email us at investorrelations@inventrustproperties.com for the exact time and location. We anticipate conducting additional meetings in other cities throughout the year and will notify stockholders in those locations when dates and times are determined. Year-end 1099 Tax Forms Form 1099-DIVs for IVT will be mailed to stockholders no later than January 31, 2018 by DST Systems, Inc., InvenTrust’s transfer agent. If your investment is held in a retirement account, such as an IRA, SEP or ROTH, your custodian will provide you with any necessary tax information. Please consult your tax professional with any questions regarding the filing of your individual tax return. We are unable to provide tax or legal advice. Get Online Access and Go Paperless Did you know you could review all of your InvenTrust account information online? You can also change your address online and get a copy of your previous 1099 forms. All you need to do is sign up for the new e-delivery program. Upon registering for the program and setting up an online account, all of your IVT information will be available online. No more phone calls to the Investor Services hotline or looking through old files. If you need something, just log in to your online account and get what you need. The registration process is simple and painless, just contact us at 855-377-0510 or at investorrelations@inventrustproperties.com. Please consider participating in this new “green” initiative. For every stockholder that signs up for e-delivery, a tree will be planted with American Forests, an organization that has been protecting and restoring forests for more than 140 years. Estimated Share Value Each year, InvenTrust updates our estimated share value. This year, we anticipate announcing our new value in May. The Audit Committee of our Board of Directors (the “Board”) and our Board will engage an independent third-party global valuation advisory firm that specializes in providing real estate valuation services to advise the Audit Committee and the Board in their estimate of the per share value of our common stock. Once the process has been completed, we will provide a detailed explanation of the valuation method in a Form 8-K filing with the SEC and in a letter to stockholders in early May. 4th Quarter Cash Distribution Enclosed is a check for your cash distribution equaling $0.017375 per share for the fourth quarter of 2017. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com. Electronic Deposit for Non-Custodial Accounts Are you interested in receiving your quarterly distributions sent electronically directly into your bank or brokerage account? If so, sign up for electronic deposit. It will save you time and it will help eliminate the possibility of lost checks or uncashed checks on your account. To sign up for electronic deposit, please submit a Change of Distribution Election form. To access this form, please go to www.InvenTrustProperties.com and select forms under the Investor Relations menu or you can contact us for assistance. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward- looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.